UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2025
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.25% Senior Notes due 2069	UZD	New York Stock Exchange
5.50% Senior Notes due 2070	UZE	New York Stock Exchange
5.50% Senior Notes due 2070	UZF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on July 30, 2021, United States Cellular Corporation (UScellular) entered into a $500,000,000 Third Amended and Restated Credit Agreement by and among UScellular as the Borrower and CoBank, ACB, as Administrative Agent, and the other lenders party thereto (Existing Credit Agreement). On June 25, 2025, the Existing Credit Agreement was amended and restated in its entirety (the Fourth Amended and Restated Credit Agreement).
The Fourth Amended and Restated Credit Agreement provides that the existing borrowing of loans in an initial aggregate principal amount of $500 million under the Existing Credit Agreement, consisting of Term Loan A-1 loans in an initial aggregate principal amount of $200 million (Term Loan A-1 Facility) and Term Loan A-2 loans in an initial aggregate principal amount of $300 million (Term Loan A-2 Facility) (Term Loan A-1 Facility and Term Loan A-2 Facility collectively referred to as Existing Term Loan Amount), shall continue under the Fourth Amended and Restated Credit Agreement and also provides UScellular with a commitment to fund Term Loan A-3 loans in an aggregate amount not to exceed $800 million (Term Loan A-3 Facility) provided the Existing Term Loan Amount is paid off in full prior to borrowing any of the Term Loan A-3 Facility and the transactions contemplated in that certain Securities Purchase Agreement, dated as of May 24, 2024 (Securities Purchase Agreement), by and among UScellular, Telephone and Data Systems, Inc., USCC Wireless Holdings, LLC, and T-Mobile US, Inc., have been consummated. UScellular may borrow the Term Loan A-3 Facility for general corporate purposes, to pay fees and expenses in connection with the Term Loan A-3 facility and to fund all or any portion of a special dividend related to the closing of the transactions contemplated in the Securities Purchase Agreement.
Borrowings under the Fourth Amended and Restated Credit Agreement bear interest, at UScellular’s option, either at a secured overnight financing rate (SOFR) or at an alternative base rate, plus, in each case, an applicable margin.
The two financial covenants described below are included in the Fourth Amended and Restated Credit Agreement:
1.    Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) may not be less than 3.00 to 1.00 as of the end of any fiscal quarter.
2.    Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness less cash and Cash Equivalents to Consolidated EBITDA) may not be greater than (i) for any fiscal quarter ending prior to the consummation of the transactions contemplated by the Securities Purchase Agreement, 3.75 to 1.00 and (ii) for any fiscal quarter ending after the consummation of the transactions contemplated by the Securities Purchase Agreement (including the quarter in which such consummation occurs), 3.50 to 1.00, in each case as of the end of any such fiscal quarter.
The term loans under the Fourth Amended and Restated Credit Agreement are unsecured and subject to certain limitations. Additionally, certain wholly-owned subsidiaries are guarantors under the Fourth Amended and Restated Credit Agreement.
Except as disclosed herein, the Fourth Amended and Restated Credit Agreement includes representations and warranties, covenants, events of default and other terms and conditions that are substantially similar to UScellular’s existing credit agreements.
A Change of Control, as such term is defined in the Fourth Amended and Restated Credit Agreement, of UScellular would constitute a default and would enable the required lenders and the Administrative Agent to require all borrowings outstanding under the Fourth Amended and Restated Credit Agreement to be repaid.
The Term Loan A-1 Facility is due and payable in quarterly installments at a rate of $750,000 per quarter until it matures on July 30, 2028, when the remaining unpaid principal balance of the Term Loan A-1 Facility is due in full. The Term Loan A-2 Facility is due and payable in quarterly installments at a rate of 0.25% of the outstanding principal amount through the fiscal quarter ending September 30, 2026, and thereafter at a rate of 0.625% of the outstanding principal amount until it matures on July 30, 2031, when the remaining unpaid principal balance of the Term Loan A-2 Facility is due in full. The Term Loan A-3 Facility is due and payable in quarterly installments at a rate of 0% through the fiscal quarter ending June 30, 2026, 0.625% from the fiscal quarter ending September 30, 2026 through the fiscal quarter ending June 30, 2029, and at a rate of 1.25% from the fiscal quarter ending September 30, 2029 until it matures on June 25, 2030, when the remaining unpaid balance of the Term Loan A-3 Facility is due in full.
The foregoing brief description is qualified by reference to the copy of the Fourth Amended and Restated Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference.
Some of the lenders and/or agents under the Fourth Amended and Restated Credit Agreement and/or their affiliates may have various relationships with UScellular, Telephone and Data Systems, Inc. (TDS), the holder of 83% of UScellular's outstanding equity, and their subsidiaries including serving as a lender under other TDS and/or UScellular credit agreements.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 29, 2025, James W. Butman resigned from the board of directors (the Board) of UScellular, effective July 1, 2025. Mr. Butman’s resignation from the Board is not a result of any dispute or disagreement with UScellular or the Board on any matter relating to UScellular’s operations, policies or practices. As previously disclosed by TDS, the holder of 83% of UScellular's outstanding equity, Mr. Butman stepped down as President and Chief Executive Officer of TDS Telecommunications LLC (TDS Telecom), a wholly-owned subsidiary of TDS, on June 9, 2025 and will cease to serve as Senior Advisor of TDS Telecom as of July 1, 2025.
In addition, on June 30, 2025, Kenneth Dixon, President and Chief Executive Officer of TDS Telecom, was elected as a Series A Common Share Director of the Board, effective July 1, 2025, by TDS, as the sole holder of UScellular’s Series A Common Shares. Mr. Dixon also serves on the board of directors of TDS.
There are no arrangements or understandings between Mr. Dixon and any other person pursuant to which he was selected as a director, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

Exhibit Number	Description of Exhibits
4.1	Fourth Amended and Restated Credit Agreement among UScellular, CoBank, ACB, as Administrative Agent, and the other lenders party thereto, dated as of June 25, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION

Date:	June 30, 2025	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Executive Vice President, Chief Financial Officer and Treasurer